UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2014

Resource Capital Corp.

(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

712 Fifth Avenue, 12th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-974-1708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 31, 2014, RCC Real Estate SPE 4, LLC (“SPE 4”), an indirect wholly-owned subsidiary of Resource Capital Corp. (the “Company”), entered into a Fourth Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents (the “Amendment”) relating to the Master Repurchase and Securities Contract dated as of February 27, 2012 (the “Repurchase Facility”) with Wells Fargo Bank, National Association.

Pursuant to the Amendment, the maximum amount of the Repurchase Facility has been increased from $250,000,000 to $400,000,000 with financing to mature on August 27, 2016, subject to SPE 4’s two one-year extension rights which may extend the maturity date to 2018, and further subject to SPE 4’s repurchase rights, each as described in the Amendment and the Repurchase Facility. The Company paid additional structuring and extension fees as well as other reasonable closing costs. The Amendment also modified certain financing rates and required debt yields, and modified the maximum purchase price of any purchased asset to be not more than $60.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Fourth Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents between RCC Real Estate SPE 4, LLC, as Seller, Wells Fargo Bank, National Association, as Buyer, RCC Real Estate, Inc., as Pledgor, and Resource Capital Corp., as guarantor, dated October 31, 2014.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Capital Corp.

/s/ David J. Bryant
November 6, 2014	David J. Bryant Chief Financial Officer

Exhibit Index

Exhibit No.	Description

EX 99.1	Fourth Amendment to Master Repurchase and Securities Contract and Other Repurchase Documents between RCC Real Estate SPE 4, LLC, as Seller, Wells Fargo Bank, National Association, as Buyer, RCC Real Estate, Inc., as Pledgor, and Resource Capital Corp., as guarantor, dated October 31, 2014.